BANYAN CORPORATION
1925 Century Park East, Suite 500
Los Angeles, California 90067

February 8, 2006

AJW Partners, LLC
AJW Offshore, Ltd.
AJW Qualified Partners, LLC
New Millennium Capital Partners II, LLC
1044 Northern Boulevard
Suite 302
Roslyn, New York 11576

          Re: Banyan Corporation (the “Company”)

Ladies and Gentlemen:

          This letter sets forth the agreement of the parties hereto to amend the conversion price of certain notes which are convertible into shares of the Company’s common stock, no par value per share (the “Common Stock”), originally issued by the Company to the investors listed in the signature pages hereto (collectively, the “Debt Instruments”) on November 8, 2004, February 16, 2005 and May 10, 2005, respectively.

          By execution hereof, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that:

1.	The Applicable Percentage (as defined in each of the Debt Instruments) shall be 50%.

2.	All other provisions of the Debt Instruments, as amended from time to time, shall remain in full force and effect.

          The parties shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties hereto may reasonably request in order to carry out the intent and accomplish the purposes of this letter agreement, including without limitation the issuance of amended Debt Instruments.

[Signature Page Follows]

          Please signify your agreement with the foregoing by signing a copy of this letter where indicated and returning it to the undersigned.

Sincerely,

BANYAN CORPORATION

Michael J. Gelmon
Chief Executive Officer

ACCEPTED AND AGREED:

AJW PARTNERS, LLC
By: SMS GROUP, LLC

Corey S. Ribotsky, Manager

AJW OFFSHORE, LTD.
By: FIRST STREET MANAGER II, LLC

Corey S. Ribotsky, Manager

AJW QUALIFIED PARTNERS, LLC
By: AJW MANAGER, LLC

Corey S. Ribotsky, Manager

NEW MILLENNIUM CAPITAL PARTNERS II, LLC
By: FIRST STREET MANAGER II, LLC,

Corey S. Ribotsky, Manager